INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference of our report dated August 20, 1998 accompanying the consolidated financial statements of Alanco Environmental Resources Corporation to the Form S-8 Registration Statement of Alanco Environmental Resources Corporation.


/s/Hein + Associates LLP
Hein + Associates LLP

Denver, Colorado
November 19, 1998